UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2010
PRIMO WATER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34850	30-0278688
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
104 Cambridge Plaza Drive
Winston-Salem, NC 27104
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: 336-331-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
On November 10, 2010, Primo Water Corporation (the “Company”) acquired certain assets of Culligan Store Solutions, LLC and Culligan of Canada, Ltd. (the “Culligan Refill Business”) pursuant to an asset purchase agreement dated June 1, 2010 (the “Asset Purchase Agreement”). The purchase price for the Culligan Refill Business of $105.0 million consists of a cash payment of $60.0 million and the issuance of 3,750,000 shares of the Company’s common stock with a value of $45.0 million (based upon the $12.00 per share initial public offering price of the Company’s common stock). The cash portion of the purchase price will be increased and the number of shares of common stock the Company will issue will be decreased by an amount equal to the net cash proceeds the Company receives from any exercise of the underwriters’ over-allotment option in the initial public offering. The $60.0 million cash payment at closing was funded with a portion of the proceeds from the Company’s initial public offering and borrowings under the Company’s new senior revolving credit facility (as described in Item 2.03 below). The purchase price is subject to a post-closing working capital adjustment to the extent the actual working capital amount for the Culligan Refill Business is above or below the target working capital of approximately $2.0 million. The amount of the purchase price paid at closing was increased by approximately $.4 million primarily reflecting the estimated working capital adjustment.
On November 10, 2010, in connection with the acquisition of the Culligan Refill Business (the “Culligan Refill Acquisition”), the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Culligan International Company (“Culligan International”) pursuant to which the Company agreed, subject to certain exceptions, to prepare and file a registration statement to register the shares of its common stock issued to Culligan International in connection with the Culligan Refill Acquisition within 181 days of the consummation of the transaction. If this registration statement is not declared effective within such 181-day period or, subject to certain limitations, Culligan International is not permitted to make sales pursuant to such registration statement after it is declared effective, the Company will be required to pay Culligan International a ticking fee for any such period during which the registration statement is not effective or sales cannot be made. Such ticking fee will generally be calculated by multiplying Culligan International’s cost of capital at the relevant time (up to 12%) by the value of shares of the Company’s common stock then held by Culligan International (calculated based upon the $12.00 per share initial public offering price of the Company’s common stock).
The foregoing descriptions of the Asset Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 10.31 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165452) (the “Registration Statement on Form S-1”), and the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 hereto, both of which are incorporated herein by reference.
The Culligan Refill Business provides reverse osmosis water filtration systems that generate filtered water for refill vending machines and store-use water services in the United States and Canada at approximately 4,500 retail locations. The Culligan Refill Business also sells empty reusable water bottles for use at refill vending machines. The foregoing descriptions of the Culligan Refill Business and the Culligan Refill Acquisition are not complete and are qualified in their entirety by reference to the descriptions thereof contained in the Registration Statement on Form S-1 in the section entitled “Culligan Refill Acquisition”, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 10, 2010, the Company entered into a Credit Agreement with Wells Fargo Bank, National Association, as administrative agent for the lenders thereunder (the “Credit Agreement”), relating to the Company’s new $40.0 million senior revolving credit facility (the “New Credit Facility”).
The New Credit Facility has a three-year term and is secured by substantially all of the Company’s assets. Interest on outstanding borrowings under the New Credit Facility is payable at the Company’s option at either a floating base rate plus an interest rate spread or a floating LIBOR rate plus an interest rate spread. The Company is required to pay a commitment fee on the unused amount of the commitment under the New Credit Facility. Both the interest rate spreads and the amount of the commitment fee are determined from a pricing grid based on the Company’s total leverage ratio.
The New Credit Facility contains the following financial covenants: (i) a maximum total leverage ratio that is initially set at 3.5 to 1.0 and that steps down to 2.5 to 1.0 for the quarter ending December 31, 2011; (ii) a minimum EBITDA threshold initially set at $6.5 million for the quarter ended December 31, 2010 and increasing for the two quarters thereafter; and (iii) a minimum interest coverage ratio of 3.0 to 1.0 beginning with the quarter ended September 30, 2011.
The New Credit Facility replaced the Company’s revolving credit facility with Wachovia Bank, National Association that was originally entered into in June 2005 and provided for borrowings of up to $10.0 million with a $3.0 million overadvance line.
The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.2 hereto, and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 10, 2010, upon the closing of the Company’s initial public offering, the Company’s Amended and Restated Bylaws, in the form previously filed as Exhibit 3.5 to the Company’s Registration Statement on Form S-1, became effective. A description of the Amended and Restated Bylaws is contained in the Registration Statement on Form S-1 in the section entitled “Description of Capital Stock” and is incorporated herein by reference.
The foregoing description and the description of the Amended and Restated Bylaws in the Registration Statement on Form S-1 is not complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 8.01	Other Events.
On November 10, 2010, the Company completed the initial public offering of 8,333,333 shares of its common stock at a price of $12.00 per share. The Company received net proceeds of approximately $90.7 million in connection with the closing of the offering.

On November 10, 2010, upon the closing of the Company’s initial public offering, all outstanding shares of the Company’s Series A convertible preferred stock and Series C convertible preferred stock were converted into shares of the Company’s common stock at ratios of approximately 1:0.0958 and 1:0.2000, respectively. Additionally, 50% of the Company’s outstanding Series B preferred stock was converted into shares of the Company’s common stock at a ratio approximately 1:0.0926 and the remaining 50% of the Series B preferred stock was redeemed for cash. Accrued and unpaid dividends on all outstanding shares of Series B preferred stock were paid in cash at the closing of the initial public offering.

Item 9.01	Financial Statements and Exhibits.
(a)      Financial Statements of Businesses Acquired.
Financial statements relating to the Culligan Refill Business as of and for the periods ended June 30, 2010, December 31, 2009 and December 31, 2008 were included in the Registration Statement on Form S-1.
(b)      Pro Forma Financial Information.
Pro forma financial information for the Company and the Culligan Refill Business as of June 30, 2010 and for the periods ended June 30, 2010 and December 31, 2009 was included in the Registration Statement on Form S-1.
(d)      Exhibits
The following exhibits are filed herewith:

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws (filed herewith).

10.1	Registration Rights Agreement dated as of November 10, 2010 between the Company and Culligan International (filed herewith).

10.2	Credit Agreement dated November 10, 2010 among the Company, certain subsidiaries of the Company party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders thereunder (filed herewith).

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMO WATER CORPORATION

Date: November 16, 2010	By:	/s/ Mark Castaneda

	Name:	Mark Castaneda
	Title:	Chief Financial Officer and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
November 10, 2010	001-34850
PRIMO WATER CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws (filed herewith).

10.1	Registration Rights Agreement dated as of November 10, 2010 between the Company and Culligan International (filed herewith).

10.2	Credit Agreement dated November 10, 2010 among the Company, certain subsidiaries of the Company party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders thereunder (filed herewith).